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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated Stock Option Plan, as Amended, of BSQUARE Corporation of our report dated January 23, 2004, with respect to the 2003 and 2002 consolidated financial statements and schedule of BSQUARE Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

                                            /s/ Ernst & Young LLP


Seattle, Washington
March 30, 2004